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                                                                    Exhibit 23.5

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2000 related to the consolidated financial statements and schedule of Jones Pharma Incorporated incorporated by reference in the joint Proxy Statement and Prospectus that is made part of the Registration Statement (Form S-4 No. 333-_________) of King Pharmaceuticals, Inc. for the registration of 73,715,875 shares of its common stock.


/s/ Ernst & Young LLP


St. Louis, Missouri
July 26, 2000